              [LETTERHEAD OF JEFFREY T.K. FRASER LAW CORPORATION]

               -------------------------------------------------


                                  A Member of
                            PAGE FRASER & ASSOCIATES
                 An Association of Lawyers and Law Corporations

-------------------------------------------------------------------------------

July 15, 1999

Peace Arch Entertainment Group Inc.
Suite 302 -- 1132 Hamilton Street
Vancouver, BC
V6B 2S2

Ladies & Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Peace Arch Entertainment Group Inc. (formerly Vidatron Entertainment Group Inc.) (the "Company"), a British Columbia, Canada corporation, of a Registration Statement on Form F-1, as amended (File No. 333-10354) (the "Registration Statement") with the United States Securities and Exchange Commission, including a prospectus included in the Registration Statement (the "Prospectus") in respect of up to 2,300,000 Class B Subordinate Voting Shares without par value of the Company's share capital (the "Shares").

For the purpose of the opinions expressed herein, we have examined original executed, certified or facsimile copies of the following documents:

1. an Officer's Certificate dated July 15, 1999 by the Chief Executive Officer of the Company (the "Officer's Certificate");

2. a Certificate of Good Standing for the Company dated July 14, 1999 issued by the British Columbia Registrar of Companies pursuant to the British Columbia Company Act;

3.  the articles of the Company, and all amendments thereto;

4.  the Registration Statement and the Prospectus; and

5. the form of underwriting agreement filed as an exhibit to the Registration Statement (the "Underwriting Agreement").

We have relied exclusively upon these documents. With your permission, we have not undertaken any other investigation.

Peace Arch Entertainment Group Inc.
July 15, 1999                                                   Page 2
==============================================================================

In our examination of the foregoing documents, we have assumed:

(a) the genuineness of all signatures on (whether originals or copies of documents), the authenticity of and completeness of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, true, certified, conformed, photostatic, telecopied or electronic copies or similarly reproduced copies of such original documents;

(b) the completeness, truth and accuracy of all facts set forth in official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials;

(c) the completeness, truth and accuracy of all facts set forth in the certificates supplied by the officers and directors of the Company, including, without limitation the Officer's Certificate;

(d) that each of the parties or signatories to the Underwriting Agreement, other than the Company, has the necessary power, capacity and authority to execute, deliver and perform the Underwriting Agreement, has taken all necessary actions to authorize the execution, delivery and performance by it of the Underwriting Agreement and has duly executed and delivered the Underwriting Agreement; and

(e) that the Shares are sold in accordance with the terms of an agreement substantially in the form of the Underwriting Agreement and purchased in the manner set forth in the Prospectus.

We are qualified to practice law only in the Province of British Columbia and the opinions below are expressed only with respect to the laws of the Province of British Columbia and of Canada applicable therein.

Based and relying upon the foregoing and subject to the limitations and qualifications set forth below, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are distributed, (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the United States Securities and Exchange Commission or any State securities commission and no proceedings therefor shall have been initiated or threatened,
(iii) no order having the effect of ceasing or suspending the trading or distribution of Shares shall have been issued by any Canadian provincial securities commission or similar regulatory authority and no proceeding for that purpose shall have been instituted or threatened, (iv) all applicable securities laws are complied with, (v) the Company and the underwriters enter into and perform their respective obligations under the Underwriting Agreement, and (vi) appropriate share certificates evidencing the Shares will be properly executed and delivered, we are of the

Peace Arch Entertainment Group Inc.
July 15, 1999                                                   Page 3
==============================================================================

opinion that the Shares, when issued and sold in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

JEFFREY T.K. FRASER
LAW CORPORATION

/s/ Jeffrey T.K. Fraser

Per:
     Jeffrey T.K. Fraser